UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2007

LASERLOCK TECHNOLOGIES, INC.
(Exact Name of Registrant Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 668-1952

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

The Company recently commenced a private placement of up to $400,000 principal amount of 10% Convertible Promissory Notes due August 31, 2008 (the “Notes”). Holders of Notes will have the right, at their option, to convert the outstanding principal and interest of the Notes into shares of the Company’s Series A Preferred Stock at any time and from time to time at the option of the holder at the initial conversion price of $0.005333 per share. The Notes are unsecured.

On May 18, 2007, the Company entered into a Note Purchase Agreement with Nob Hill Capital Partners LP and Clydesdale Partners II, LLC, under which the Company issued and sold to Clydesdale Partners II, LLC a Note in the principal amount of $110,000 and sold to Nob Hill Capital Partners, LP a Note in the principal amount of $140,000, which Note will be issued upon receipt of the purchase price therefor from Nob Hill Capital Partners, LP. Under the terms of the Note Purchase Agreement, additional Notes in the aggregate principal amount of up to $150,000 may be issued by the Company to Clydesdale Partners II, LLC after May 18, 2007. The Notes were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Exchange Act of 1934, as amended, and Section 506 of Regulation D promulgated thereunder.

In anticipation of the private placement, the Company filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of the State of Nevada designating 75,000,000 shares of the Company’s preferred stock as Series A Preferred Stock. The Series A Preferred Stock is non-voting. In the event of any liquidation, dissolution or winding up of the affairs of the Company, before any payment is made to the holders of the Company’s common stock, the holders of Series A Preferred Stock will be entitled to receive an amount equal to $0.0213 per share out of the assets available for distribution by the Company. This preference amount is subject to adjustment for any stock dividends, combinations or splits with respect to shares of Series A Preferred Stock. At any time after the earlier of May 18, 2009 or the date the Company becomes insolvent, each share of Series A Preferred Stock is convertible at the option of the holder into one share of the Company’s common stock, in each case as adjusted for any stock dividends, combinations or splits with respect to such shares. The Certificate of Designation is effective as of May 17, 2007.

The foregoing descriptions of the Note Purchase Agreement, the Notes and the Certificate of Designation of Series A Preferred Stock of the Company are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Note Purchase Agreement, the Notes and the Certificate of Designation of Series A Preferred Stock of the Company. A copy of the Note Purchase Agreement with Nob Hill Capital Partners, LP and Clydesdale Partners II, LLC is attached to this filing on Form 8-K as Exhibit 10.1. Copies of the Notes issued to Nob Hill Capital Partners, LP and Clydesdale Partners II, LLC are attached to this filing on Form 8-K as Exhibits 4.1 and 4.2. A copy of the Certificate of Designation of Series A Preferred Stock of the Company is attached to this filing on Form 8-K as Exhibit 3.1.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 - Unregistered Sales of Equity Securities.

See Item 1.01.

Item 3.03 - Material Modification to Rights of Security Holders.

See Item 1.01.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws.

See Item 1.01.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

3.1	Certificate of Designation of Series A Preferred Stock of Laserlock Technologies, Inc. dated May 17, 2007

4.1	Convertible Promissory Note dated May 18, 2007 in the principal amount of $140,000 issued to Nob Hill Capital Partners, LP

4.2	Convertible Promissory Note dated May 18, 2007 in the principal amount of $110,000 issued to Clydesdale Partners II, LLC

10.1	Note Purchase Agreement, dated May 18, 2007, by and among Laserlock Technologies, Inc., Nob Hill Capital Partners, LP and Clydesdale Partners II, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

Date: May 18, 2007	/s/ NORMAN GARDNER
-----------------------------------------------------------
Name: Norman Gardner
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Certificate of Designation of Series A Preferred Stock of Laserlock Technologies, Inc. dated May 17, 2007

4.1	Convertible Promissory Note dated May 18, 2007 in the principal amount of $140,000 issued to Nob Hill Capital Partners, LP

4.2	Convertible Promissory Note dated May 18, 2007 in the principal amount of $110,000 issued to Clydesdale Partners II, LLC

10.1	Note Purchase Agreement, dated May 18, 2007, by and among Laserlock Technologies, Inc., Nob Hill Capital Partners, LP and Clydesdale Partners II, LLC